UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

PAPERCLIP SOFTWARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26598	22-3137907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 University Plaza, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201)525-1221

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Form 8-K, unless otherwise indicated or the context otherwise requires, all references to “we”, “our”, “us”, “our company”, the “Company”, “PaperClip”, “PCLP”, “ASI”, “Dongsheng” or the “Registrant” refer to PaperClip Software, Inc., a Delaware Corporation, American Sunrise International, Inc., a Delaware Corporation, and Jilin Dongsheng Weiye Science and Technology Co., Ltd., a limited liability company of the People’s Republic of China and wholly-owned subsidiary of ASI, on a combined basis after the “Share Exchange” described below.

Item 1.01   Entry into a Material Definitive Agreement.

As more fully described in Item 2.01 below, on November 6, 2006, PaperClip Software, Inc., a Delaware Corporation (“PaperClip” or “PCLP”), American Sunrise International, Inc., a Delaware Corporation (“ASI”), all ASI Shareholders, and Jilin Dongsheng Weiye Science and Technology Co., Ltd., a limited liability company of the People’s Republic of China and wholly-owned subsidiary of ASI (“Dongsheng”), entered into a Stock Purchase and Share Exchange Agreement (the “Exchange Agreement”), as amended by an amendment dated November 9, 2006 pursuant to which, on November 9 2006, we acquired all of the issued and outstanding capital stock of ASI in consideration for a cash payment of $280,000 and in exchange for the issuance to the ASI Shareholders of (1) 21,803,477 shares of PaperClip common stock and (2) 1,762,472 shares of Series B Preferred Stock, of which each share converts into five hundred (500) shares, which will represent, and equate to, 98.7% of PaperClip’s issued and outstanding common stock after the transaction is closed (the “Share Exchange” or “Reverse Merger”). Such shares will be restricted in accordance with Rule 144 of the 1933 Securities Act. As a result of the Share Exchange, ASI became our wholly-owned subsidiary. The former stockholders of the Company will own 1.3% of the issued and outstanding Common Stock of PaperClip.

In connection with the transaction, PCLP is to convey its business, assets and liabilities to a wholly owned subsidiary, the shares of which will be paid as a dividend to the PCLP shareholders of record as of November 6, 2006.

This transaction is discussed more fully in Item 2.01 of this Current Report and is incorporated herein by reference.

Item 2.01   Completion of Acquisition or Disposition of Assets.

CLOSING OF EXCHANGE AGREEMENT

Overview

On November 7, 2006 (the “Closing Date”), the Share Exchange described in Item 1.01 was completed (the “Closing”).

After the Closing, the Company had issued and outstanding 30,000,000 shares of Common Stock, 3,649,543 shares of Series A Preferred Stock and 1,762,472 shares of Series B Preferred Stock. Shares of the Company’s Common Stock were approved for public trading on the Over the Counter (OTC) Bulletin Board Market and are currently traded under the symbol PCLP.OB.

Changes Resulting From the Share Exchange

Although the Company’s management did not previously identify the Company as a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), the Company’s incoming management believes that the Company qualified as a shell company prior to the closing of the Reverse Merger. As a result of the Reverse Merger, the Company ceased being a shell company as such term is defined in Rule 12b-2. See Item 5.06 of this Current Report for more information.

The Company has relocated its principal executive offices to those of ASI’s, located at c/o American Union Securities, 100 Wall Street, 15th Floor, New York, NY 10005, and its new telephone number is (212) 232-0120.

DESCRIPTION OF BUSINESS

Business Development

PaperClip Software, Inc., a Delaware Corporation, was originally incorporated in New Jersey in October 1991 as PaperClip Imaging Software, Inc. and is the successor by merger as of March 1992. Prior to the Reverse Merger, we were engaged in the development and distribution of computer software for document management and transport of electronic document packages across the public Internet or a private intranet with interoperability, security and tracking capabilities.

American Sunrise International, Inc., a Delaware Corporation, was incorporated on May 30, 2006. Jilin Dongsheng Weiye Science & Technology Development Co., Ltd. was incorporated in the People’s Republic of China (the “PRC” or “China”) on August 16, 2002. On July 31, 2006, Dongsheng signed an agreement with ASI, whereby ASI agreed to purchase all of the net assets of Dongsheng for $1,250,000. Due to this change of ownership,Dongsheng became a wholly foreign owned entity. Dongsheng received its business license indicating its status as a wholly foreign owned entity on August 3, 2006.

As a result of the Reverse Merger, the Company does not intend to carry on its business of software development. Instead, it will operate its business through ASI’s wholly-owned subsidiary Dongsheng, which is engaged in the development and manufacture of nutritional supplements and personal care products domestically in China. It sells these products through a network marketing system of retail outlets in twenty six provinces throughout China.

Business Operations

Overview

ASI a private Chinese corporation founded in 2002 that develops and manufactures nutritional supplements and personal care products. The Company sells these products through a network marketing system using independent distributors that totaled approximately 200,000 in 2005.

The Company sells products from four primary product lines:

•	Aidong Nutritionals, which include supplements and healthcare products with Chitosan as a main ingredient

•	Jiujiu Ozone Purifiers, a line of portable home Ozone air, water, and food purifiers

•	“Nao Li Zhi Bao” Herbal Extracts, a line of scientifically formulated natural botanical extracts that use Chinese herbs to improve brain health

•	Donghe Cosmetics, a unique line of skin and personal care products with nucleic acid as a main ingredient

Currently, all production is outsourced. The Aidong Nutritionals product line is produced by Dalian Xin Die Chitosan Limited Company, Jiujiu Ozone Purifiers product line by Harbin Jiujiu Electric Chemistry Engineering and Technique Co., Ltd., “Nao Li Zhi Bao” Herbal Extracts product line by Beijing Nao Kang Bio-Tech Development Co., Ltd, and the Donghe Cosmetics product line by Dalian Xinhe Cosmetics Co., Ltd.

The Company employs a network marketing system, selling its products through approximately 200,000 independent distributors, 2,500 retail stores, and e-commerce outlets over the web. Distributors belonging to the network marketing system purchase products not only for their own sales efforts, but are encouraged to build and manage their own sales force by recruiting, managing, and training others to sell products. Distributors are compensated with commissions for a percentage of the sales generated by themselves, and by their business group.

The company is currently undertaking a significant build out of manufacturing, R&D and office facilities, as part of a vertical integration strategy that will allow the Company to bring the production of its main product lines in-house. In order to increase its production capacity, Sunrise started the construction of two Chitosan manufacturing facilities in 2005. The first phase of construction was completed in September 2006 and it is expected that by November 2006 this facility will be operational. The Company also started the construction of an O3 purifier production base in April 2006, which should be completed by October 2006. The Company is also constructing a state of the art R&D center and office building in order to accommodate its corporate growth.

The global nutrition industry has grown to over a $182 billion business according to the Nutrition Business Journal (“NBJ”), a trade publication which provides strategic information for the nutrition industry. NBJ’s last global study in 2003 indicates functional foods and supplements make up the majority of that $182 billion annual market, with a 36% and 34% share, respectively. According to NBJ, developed markets including North America, Western Europe and Japan shared a growth rate of 8%, while developing countries such as China enjoyed almost twice as much growth with a total of 14.8%. The growth in the nutrition industry can be attributed to a higher awareness of nutrition products, the aging population in many markets, and new advanced scientific findings.

In 2006, Sunrise generated over $19.7 million in revenue and $6.7 million in net income. With the success of its network marketing system, the Company projects that it will achieve $25.2 million in revenue and $8.9 million in net income by year-end 2007. The Company is confident that it can maintain a growth rate of 28% over the next 3 years.

Financial Highlights:

Fiscal Year Ended June 30	2006	2007*	2008*
Revenue	$19,783,912	$25,204,398	$32,260,029
Net Income	$6,761,503	$8,935,209	$11,435,996
Shareholders’ Equity	$9,239,926	$11,827,105	$15,138,694
* Projected

Principal Products

The Company sells products from four product lines: Aidong Nutritionals, Jiujiu Ozone Purifiers, “Nao Li Zhi Bao” Herbal Extracts, and Donghe Cosmetics.

Revenue Breakdown:

	Chitosan Sales	Other Products Sales
2005	58%	42%
2006	56%	44%
2007*	60%	40%
2008*	63%	37%
2009*	65%	35%
* Projected

Aidong Nutritionals

Aidong Nutritionals is the Company’s major product line, and includes core nutritional supplementary products using chitosan as a main ingredient. Chitosan is an all natural product that has been widely accepted as a leading health supplement to lower cholesterol, blood pressure, and alleviate stomach and bowel ulcers, indigestion and constipation. Extracted from chitin, chitosan is a polysaccharide, found in the exoskeletons of crustaceans. It is widely available in shrimps, crabs, insects, and plant stems.

Chitosan has the ability to latch onto heavy metals, amino acids and fat. Chitosan has also been known to regulate the secretion of human hormones, and adjust the functionalities of the human body. In addition, scientific experiments have shown that chitosan helps resist the absorbency of chloride ion in the human body, enhancing blood vessel dilatation. Long-term intake of chitosan can improve one’s immune system and lead to lower blood pressure. Chitosan can also slow aging by eliminating free oxygen radicals, protecting cell membranes, and removing aging pigments.

Besides Chitosan Soft Capsules and Chitosan Fiber Capsules, products in the Aidong Nutritionals line also include Chitosan and Multi-Vitamins Capsules, American Ginseng Capsules, Ginkgo Capsules, Deep Sea Fish Oil, Calcium Capsules, and Aloe Vera Capsules.

Jiujiu Ozone Purifiers

Jiujiu Ozone Purifiers is a line of portable home Ozone air, water, and food purifiers. Ozone is a natural component of air, created when oxygen molecules are split into two separate atoms by ultraviolet radiation from the sun, lightning and electric arcs. The freed atoms recombine in three-atom groups to form ozone. Ozone is a powerful natural sanitizer and deodorizer, and can effectively eliminate various kinds of harmful substances found in drinking water, such as mould, fungus, and most forms of viruses. Compared to other water-purifying methods such as the usage of chlorine agent, which forms carcinogens such as chlorine ammonia and chloroform, ozone naturally dissolves into pure oxygen after a very short lifespan, leaving no secondary pollution.

Ozone sterilization tests were first done in France in 1886, and first implemented in Holland in 1893. In 1908, an ozone generator produced by Siemens of Germany was set up in Fuzhou Water Plant. Since then, several thousands of ozone water plants have been built all over the world. The largest ozone water plant is in Montreal, Canada, with a daily water supply of 230 trillion tons. Even though ozonization of water is common in developed countries, it is not widely used in China, largely due to scarce financing.

Ozone air purifiers improve the air quality by converting normal oxygen into ozone, which breaks down odors and other pollutants. Drinking water can also be treated with ozone to kill germs and bacteria. Placing fruits, vegetables, seafood, and other food in ozone-treated water can kill surface bacteria and harmful pesticides and herbicides, making food safer to consume.

Jiujiu Ozone Purifiers are designed and manufactured by Harbin Jiujiu Electric Chemistry Engineering and Technique Co., Ltd., the nation’s leading environmental-protection research institute. The purifiers are portable and can be easily installed in both household and office water systems.

“Nao Li Zhi Bao” Herbal Extracts

“Nao Li Zhi Bao” Herbal Extracts is a line of scientifically formulated natural botanical extracts that use Chinese herbs to improve brain health. The herbal extract formula was developed by Beijing Naokang Bio-Tech Development Company after years of research by a team of scientists and herbal medicine specialists. The herbal extracts enable amino acids and nutrients essential to maintaining and supporting the body to permeate through the blood brain barrier, and to enter the brain cells and revitalize the membrane receptors. By energizing dormant neurons, improving enzyme activity, adjusting neurotransmitter levels, improving microcirculation, and decreasing the formation of nitrogen monoxide, “Nao Li Zhi Bao” capsules can maintain and improve brain health. “Nao Li Zhi Bao” herbal extracts are pure natural herbal products extracted and refined through advanced GMP/ISO facilities. They are non-toxic, non-addictive and have no known side effects.

Donghe Cosmetics

Donghe Cosmetics is a unique line of skin and personal care products with nucleic acid as the main ingredient. Nucleic acid is a complex and high-molecular-weight biochemical macromolecule composed of nucleotide chains, and is primarily biology’s means of storing and transmitting genetic information.

The premium, science-based personal care products in this product line support healthy skin and hair by providing advanced nourishment and rejuvenation, moisturization, UV radiation protection, and skin-whitening treatment.

Production

•	The Aidong Nutritionals product line is produced by Dalian Xin Die Chitosan Limited Company, the leading chitosan producer in China
•	Jiujiu Ozone purifiers are manufactured by Harbin Jiujiu Electric Chemistry Engineering and Technique Co., Ltd.
•	“Nao Li Zhi Bao” herbal extracts are manufactured by Beijing Nao Kang Bio-Tech Development Co., Ltd.
•	The Donghe Cosmetics product line is manufactured by Dalian XinHe Cosmetics Co., Ltd.

Nutrition Industry

The nutrition industry currently is filled with many small- and medium-size companies that manufacture and distribute products generally intended to maintain, and sometimes to improve, the body’s health and general well being. Products within the industry are commonly classified into the following four major categories:

•	Dietary Supplements - products such as vitamins, minerals, specialty supplements such as fish oils and bee products, herbs and botanicals, sports performance enhancers, and meal supplements.

•
Natural and Organic Foods - products such as cereals, milk, non-dairy beverages, and frozen entrees derived from natural sources and that are, to varying degrees, free of pesticides, additives, preservatives and refined ingredients.

•	Functional Foods - products with added ingredients or fortification specifically for health or performance purposes, such as sports drinks, sports bars, and vitamin-enhanced snack foods.

•	Natural Personal Care - health and beauty products derived from natural sources and combining nutrition with skin care.

The global nutrition industry has grown to over a $182 billion business according to the Nutrition Business Journal (“NBJ”), a trade publication which provides strategic information for the nutrition industry. NBJ’s last global study in 2003 indicates functional foods and supplements make up the majority of that $182 billion annual market, with a 36% and 34% share, respectively. According to NBJ, developed markets including North America, Western Europe and Japan shared a growth rate of 8%, while developing countries such as China enjoyed almost twice as much growth with a total of 14.8%. The growth in the nutrition industry can be attributed to a higher awareness of nutrition products, the aging population in many markets, and new advanced scientific findings.

It is projected that the global health products markets will continue to grow steadily for the foreseeable future. In addition, market research shows that in the next decade, health supplements targeting cardiovascular disease and cancer will be the main focus of the global markets. Sunrise’s current products are focused on these high growth areas.

At present there is an enormous market for health supplements and related products in China, and according to NBJ, many of those in the industry believe “the growth curve is steep.” Such growth has proven to be fertile ground for multilevel marketing firms like Amway, Nu Skin, and Herbalife. In 2004, Amway China Co. Ltd, with 130 stores nationwide, doubled its previous year’s sales to push past the $2 billion mark. Nu Skin reported China sales of over $50 million in the first half of 2004 alone. And as China has opened up to the concept of sales away from retail locations, John Venardos, vice president of worldwide regulatory and government affairs for Herbalife, was quoted as saying, “With the Chinese population being so large and with the value that they place on interpersonal, one-to-one communications, we see the direct sales model as having significant upside.”

Based on data from NBJ, the nutrition industry in China reportedly exceeded $6.9 billion in 2003, and this number continues to increase as product quality and new product entries increase. At present there is a large market for health supplements and related products in China, and while the growth of the supplements market has been phenomenal, the projected growth also represents a tremendous opportunity for the Company. As the standard of living increases, the health products market is also expected to grow.

The Company intends to target various markets for its products including people in sub-optimal health for its Aidong Nutritionals, those concerned with water and air pollutants for its Jiujiu Ozone Purifiers, people wishing to improve their mental abilities and memory levels for “Nao Li Zhi Bao” Herbal Extracts, and professional women for Donghe Cosmetics.

Sales, Marketing and Distribution of Products

ASI distributes products through a network marketing system, natural health food retailers, and e-commerce outlets over the web. Currently there are approximately 200,000 independent distributors and over 2,500 retail stores carrying the Company’s products.

A network marketing system is a form of direct selling through independent distributors who purchase products at wholesale prices from the manufacturer and then make sales to consumers. Distributors belonging to the network marketing system purchase product not only for their own consumption, but are encouraged to build and manage their own sales force by recruiting, managing, and training others to sell products. Distributors are compensated for a percentage of the sales generated by their business group. They can also receive compensation on products they sell at retail prices, rather than the wholesale prices at which they purchase product. All of the Company’s distributors receive training before becoming a distributor, and there is an established refund system.

To become a distributor of ASI, a person must complete an application, purchase the Company’s products, and attend the free training provided by the Company. The Company also periodically sponsors and conducts regional distributor events and intensive training sessions.

The Company’s network marketing system has been extremely successful because the products are high quality, the compensation plan is rewarding, and the direct selling technique can provide person-to-person product education, which is not readily available through traditional distribution channels. Additionally, network marketing appeals to a broad cross-section of people, particularly those seeking to supplement their income or pursue entrepreneurial opportunities.

Direct selling is a sales strategy employed worldwide, with improving self-regulation within the industry. The products being sold using this type of system are typically niche products. According to the World Federation of Direct Selling Associations (“WFDSA”), the direct sales industry currently generates approximately $99 billion annually in worldwide sales with approximately 55 million independent distributors. Also according to WFDSA statistics, the United States is the largest market for direct sales, with $29.9 billion in annual sales and 13.6 million independent distributors. Other large direct sales markets include Japan and China.

Competition

The Company’s major competitors in the Chitosan health products industry include:

•	Dalian Xin Die Chitosan Co., Ltd - This company produces Chitosan health capsules, and has relatively advanced production and R&D technology.

•
Xiamen Longlive Biological Product Co., Ltd - This company is engaged in the development, production, and distribution of health foods. It has introduced a variety of health food products into the market, such as the Daily Health Capsule, Gingko American Ginseng Capsule, Ganoderma Lucidum Capsule, Aloe Toxin Expulsion Capsule, Ginseng Tablet, and American Ginseng Pearl Tablet.

•	Hangtai County Jin Hu Carapace Product Co., Ltd - This company is engaged in the production of chitosan products by adopting extractive techniques developed by the Ocean University of Qingdao.

The Company’s major competitors of Ozone Purifiers include:

•
Shenzhen Nanbai Enterprise Co., Ltd - This company is a Chinese foreign cooperative venture. It integrates R&D, production, distribution, and customer service. It professionally develops ozone generators, ozone sterilizing machines, air purifiers, automobile oxygen bars, and multifunction humidifiers.

•
Max Environmental Science Technologies Co., Ltd of Industrial Park of Suzhou - This company is engaged in the development and manufacture of specialized sterilization equipment and ozone generators for the water treatment industry and specialized air sterilization equipment for the pharmaceutical industry.

To become a leading developer, manufacturer, and distributor of science-based nutritional health and personal care products, Sunrise plans to strengthen product development, bring manufacturing in-house, and strengthen its sales force.

Strengthen Product Development. The Company supports a team of scientists and researchers, who are top scientists in their respective fields. The Company is also building an R&D center, which will be used to develop new high-tech products and enhance existing products.

Bring Manufacturing In-House. The Company is in the process of expanding its production to manufacture in-house its major product lines: Aidong Nutritionals and Jiujiu Ozone Purifiers. With in-house manufacturing, the Company can better control the quality of its raw materials and finished products. Two chitosan facilities with GMP authentication are under construction and the construction of the foundation for an ozone facility has also been completed.

Strengthen Sales Force. To ensure continued sales and growth, Sunrise will strengthen its sales force by providing a highly competitive compensation plan to attract and retain distributors, and to strengthen the training of the sales force.

Development and Growth Strategy

The company is currently undertaking a significant build out of manufacturing, R&D and office facilities, as part of a vertical integration strategy that will allow the Company to bring the production of its main product lines in-house, by implementing the following strategic development plan.

Construction of New Facilities. Sunrise intends to grow its business by expanding its production, product development, and office facilities. With in-house manufacturing and development facilities, the Company can better control the quality of its raw materials and finished products, develop more high technology health care products, and enhance existing products.

•
The Company is investing in two production bases. Construction is expected to be finished by September 2006 on the first phase, with production expected to begin by November 2006. The total investment for construction is $4.5 million.

•	The Company is also investing in the construction of a R&D center. Construction is expected to be completed by October 2006. The total investment for construction is $4.75 million.

•	The Company is presently designing an office building. Expected investment is $1.8 million, with expected construction to begin in 2007.

•	The Company will also invest in the main company building in Jilin City. Design has begun, and construction is expected to begin in 2007. Expected investment for construction is $8.2 million.

Pursue Strategic Acquisitions. Sunrise intends to pursue strategic acquisitions to streamline production of the Company’s products.

Expand Markets. Sunrise intends to enter new domestic markets and new international markets as well. The Company will train distributors in these new markets, and hopes to develop new company bases.

•	The Company hopes to develop four company bases in Beijing, Shanghai, Shenzhen, and Wuhan in 2007.

•	The Company also hopes to acquire distribution centers internationally in 2008.

The Company’s capital for expansion in 2006 came from the Company’s profits. The capital needed for the planned expansion projects in 2007 and 2008 will come partly from profits and partly from financing activities.

Intellectual Property

We do not hold any U.S. registered patents or trademarks, or other intellectual property.

Government Regulation

We are not aware of any existing or probable PRC government regulations that will have a material affect on our business.

Research and Development

We did not incur any research and development expenses for the fiscal years ended June 30, 2006 and 2005.

Employees

Presently, we have 86 employees, 49 of which are in senior and middle management, 23 installing the production lines, and the remaining are miscellaneous workers. Once our new production facilities are completed and in-house production starts, production personnel is expected to grow to 80.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

  The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this Current Report.

Safe Harbor Regarding Forward-Looking Statements

The information contained in this section contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

Management's Discussion and Analysis of Financial Condition and Results of Operations

For the fiscal years ended June 31, 2006 and 2005

Revenues, Expenses and Net Income:

Revenues for the year ended June 30, 2006 or the “Current Year,” increased by $16,794,498 to $19,783,912 as compared to $2,989,414 in the year ended June 30, 2005 or the “Previous Year”. This increase is primarily related to the expansion of our sales network and distribution channels. Presently, we sell our products through approximately 2,500 retail outlets that employ over 200,000 independent sales agents and distributors in 26 provinces within China. In the previous year, although we sold our products in 26 provinces, our products were only sold through approximately 500 retail outlets with an estimated 35,000 sales associates and distributors. The popularity of nutritional supplements, specifically the products derived from chitosan, is another reason for the 561% increase in revenues. Our Aidong branded supplements derived from chitosan accounted for more than half of our sales in the Current Year and Previous Year.

Selling, General and Administrative Expenses:

Selling, General and Administrative expenses increased to $1,083,029 during the Current Year from $127,021 in the Previous Year. This increase in selling and general and administrative expenses by 852% is directly attributable to the increase in the number of retail outlets that sell our products. These operating expenses are mostly associated with the holding of sales training conferences. At these two to three days meetings, prospective and current sales agents are introduced to products and given demonstrations and in-depth education seminars on the products that they are selling. The majority of the associated costs are in the renting the space for the conferences. In the Previous year, these conferences were held on a monthly basis with a few thousand attendees. In the Current year, these conferences were held on a bi-weekly basis with significantly more attendees. We expect these costs to increase in proportion to the increase in the number of sales agents which is directly correlated to the number of distribution outlets.

Net Income:

Net Income for the Current Year, increased by $ 5,698,296 to $6,761,503 as compared to $1,063,207 in the Previous Year. Per share amounts for the Current Year and Previous Year were of $3.12 and $2.13, respectively. The year on year net income increased by 536% as a result of the increased availability of our products to a wider general market. Our retail outlets were primarily located in the Previous Year in major metropolitan cities with over one million residents. In the Current Year, our products have also become featured within prefecture-level municipalities which are generally defined as urban centers with non-rural population of over 250,000 residents. As our products became more readily available to more consumers, our revenues and in turn our net income both increased immensely.

Liquidity and Capital Resources:

Introduction

As our operations have dramatically increased in the Current Year compared to the Previous Year, we anticipate that both our cash generated from operations and used for operations will increase as our business expands. This expansion is dependant on the increase in our independent agents and retail outlets which carry the products we sell.

Operations

Cash provided by operating activities totaled $9,815,226 in the Current Year as compared to $2,146,000 in the Previous Year. Our operations in the Current Year increased which led to higher levels in both net income, advances to suppliers, and taxes payable as compared to the Previous Year. Advances to suppliers accounted for $3,853,160 of cash used in operating activities compared to $44,403 in the Previous Year. As we saw the increased demand and orders for our products as a result of an increase in our distribution outlets, our advances to suppliers increased accordingly. In the Previous Year, our advances to suppliers were limited as we did not receive as many orders in proportion to the Current Year.

Investments

We invested $11,672,662 in the Current Year as compared to $1,729,436 in the Previous Year. This increase is attributed to the purchase of property and equipment along with the construction that is in progress in the Current Year which totaled $4,098,120 and $6,397,558 respectively. These investments are a part of our development plan which includes the construction of manufacturing and research and development facilities. Currently, we out-source the manufacture of our products. With the completion of these production lines, we expect to bring the manufacture of our products in-house which we expect will allow us to better control the costs and quality of the products.

Financing

For the current year, cash provided by financing activities totaled $1,185,056 compared to Nil in the Previous Year. All cash provided by financing activities were from additional contributions of capital by our management. Given the rapid expansion of the Company, our management made the conscious decision to personally finance the Company instead of utilizing alternate methods of financing.

2006-2007 Outlook

In 2006, Sunrise generated over $19.7 million in revenue and $6.7 million in net income. With the success of its network marketing system, the Company projects that it will achieve $25.2 million in revenue and $8.9 million in net income by year-end 2007. The Company is confident that it can maintain a growth rate of 28% over the next 3 years.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

DESCRIPTION OF PROPERTY

The Company operates its business primarily in the PRC with its headquarters located on a 28,183 square meter campus that is still under construction in Jilin City, Jilin Province of China. Of the completed areas include a tablet production line (4639 square meters), a capsule production line (4638 square meters), and a power station of 1672 square meters. A research and development center along with administrative offices and conference/training rooms (17,234 square meters) are still under construction. While the offices and conference rooms are already completed, the Company expects the construction of the research and development center to be fully completed in 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Prior to Change of Control

The following table sets forth certain information regarding the ownership of our common stock prior to the Closing Date, by: (i) each director; (ii) each person who is known to us to be the beneficial owner of more than five percent of our outstanding common stock; (iii) each of our executive officers named in the Summary Compensation Table; and (iv) all our current executive officers and directors of as a group. Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to us by the persons listed. Except as otherwise indicated in the footnotes, each person listed has sole voting power with respect to the shares shown as beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class (2)
Common Stock	William Weiss (1) (3)	3,569,643	(4)	43.55%

Common Stock	Michael Suleski (1) (3)	780,936	(5)	9.53%

Common Stock	D. Michael Bridges (1) (3)	556,500	(6)	6.79%

Common Stock	All officers and directors as a group (3 in number)	4,911,079		59.92%

Series A Preferred Stock	William Weiss (1) (3)	2,533,869		69.43%

Series A Preferred Stock	D. Michael Bridges (1) (3)	150,000		4.11%

Series A Preferred Stock	All officers and directors as a group (3 in number)	2,683,869		73.54%
___________________
(1) The address for each beneficial owner is 1 University Plaza, Hackensack, New Jersey 07601.

(2) Based on 8,196,523 shares of common stock issued and outstanding as of November 6, 2006.

(3) The person listed is an officer and/or director of the Company.

(4) Includes (a) 770,921 shares of Common Stock issuable upon the exercise of options currently exercisable under the 1995 Stock Option Plan, and (b) approximately 2,8 million shares of Common Stock issuable upon the conversion of 2,533,869 shares of Series A Preferred Stock.

(5) Includes 744,921 shares of Common Stock issuable upon the exercise of options currently exercisable under the 1995 Stock Option Plan.

(6) Includes 405,000 shares of Common Stock issuable upon the exercise of options currently exercisable under the 1995 Stock Option Plan, and approximately 160,000 shares of Common Stock issuable upon the conversion of 150,000 shares of Series A Preferred Stock.

After Change of Control

The following table sets forth certain information regarding the ownership of our common stock upon Closing, by: (i) each director; (ii) each person who is known to us to be the beneficial owner of more than five percent of our outstanding common stock; (iii) each of our executive officers named in the Summary Compensation Table; and (iv) all our current executive officers and directors of as a group. Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to us by the persons listed. Except as otherwise indicated in the footnotes, each person listed has sole voting power with respect to the shares shown as beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class (2)
Common Stock	William Weiss (1) (3)	3,569,643	(4)	11.90%

Common Stock	Michael Suleski (1) (3)	780,936	(5)	2.60%

Common Stock	D. Michael Bridges (1) (3)	556,500	(6)	1.86%

Common Stock	Huakang Zhou	19,033,708	(7)	63.45%

Common Stock	Aidong Yu (1)(8)

Common Stock	Huizhu Xie (1) (8)

Common Stock	Dekui Wang (1) (8)

Common Stock	All officers and directors as a group (6 in number)			%

Series A Preferred Stock	William Weiss (1) (3)	2,533,869		69.43%

Series A Preferred Stock	D. Michael Bridges (1) (3)	150,000		4.11%

Series A Preferred Stock	All officers and directors as a group (2 in number)	2,683,869		73.54%
[Missing Graphic Reference]

(1) The address for each beneficial owner is 1 University Plaza, Hackensack, New Jersey 07601.

(2) Based on 30,000,000 shares of common stock issued and outstanding as of November 6, 2006.

(3) The person listed is an officer and/or director of the Company.

(4) Includes (a) 770,921 shares of Common Stock issuable upon the exercise of options currently exercisable under the 1995 Stock Option Plan, and (b) approximately 2.8 million shares of Common Stock issuable upon the conversion of 2,533,869 shares of Series A Preferred Stock.

(5) Includes 744,921 shares of Common Stock issuable upon the exercise of options currently exercisable under the 1995 Stock Option Plan.

(6) Includes 405,000 shares of Common Stock issuable upon the exercise of options currently exercisable under the 1995 Stock Option Plan, and approximately 160,000 shares of Common Stock issuable upon the conversion of 150,000 shares of Series A Preferred Stock.

(7) Includes 1,361,991 shares held by Warner Technology & Investment Corp. Huakang Zhou is the President of Warner Technology & Investment Corp. and has the sole voting and investment control over these shares. Dr. Zhou is also the President of ASI. 17,671,717 shares have been pledged to the members of Dongsheng pursuant to the Share Pledge Agreement. Dr. Zhou has also assigned to the Dongsheng members the voting rights of these shares by executing the Shareholders Voting Proxy Agreement.
(8) Includes shares pledged by Dr. Zhou and proxies received from Dr. Zhou as referenced in note 7..

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers Prior to Change of Control

The following tables set forth information regarding the Company’s current executive officer and directors prior to the closing of the Share Exchange. The directors hold offices for their respective terms and until their successors are duly elected and qualified. Vacancies in the existing Board are filled by a majority vote of the remaining directors. The officers serve at the will of the Board of Directors.

Name	Age	Office

William Weiss	63	Chief Executive Officer, Principal Financial Officer, Director
Michael Suleski	52	President, Director
D. Michael Bridges	46	Vice President Engineering, Secretary, Director

Set forth below is certain information with respect to the current officers and directors, including their names, principal occupations for the past five years, and their directorships with other corporations.

WILLIAM WEISS, a founder of the Company, has been Chief Executive Officer, Principal Financial Officer and a director of the Company since its formation in October 1991. From January 1980 until March 31, 2003 Mr. Weiss had also been an executive officer and President of Medical Registry Services, Inc., a computer software company which sells and services a computerized system for cancer record keeping in hospitals. Mr. Weiss devotes approximately 40 hours per week to the Company. Mr. Weiss received a B.S. from the Wharton School of the University of Pennsylvania and a J.D. from New York Law School.

D. MICHAEL BRIDGES, our President, rejoined the Company in March 2000 after providing consulting services to the Company from August 1998 to March 2000. He has been a director of the Company since March 2000. Mr. Bridges served as the Company's Vice President of Marketing & Sales and Director of Corporate Services from February 1995 to August 1998. Mr. Bridges received a B.S. from Rowan University and served as a Captain in the United States Marine Corps.

MICHAEL SULESKI, a founder of the Company, has been Vice President, Engineering of the Company since August 1992, and its Director of Research and Development from its inception in October 1991 to August 1992. He has been a director of the Company since May 1995, and Secretary of the Company since July
1995. He received a B.S. and a M.S. degree from Fairleigh Dickenson University College of Science and Engineering.

Director Terms of Office

In accordance with the terms of the Company’s articles of incorporation, the directors hold office for the term for which they are elected and until their successors are duly elected and qualified. Vacancies in the existing Board are filled by a majority vote of the remaining directors. The officers serve at the will of the Board of Directors.

Director Compensation

The Company's directors did not receive any compensation for their services rendered to the Company, have not received such compensation in the past, and are not accruing any compensation pursuant to any agreement with the Company.

Meetings and Committees of the Board

The Board held no meetings during the Company’s fiscal year ended December 31, 2005. The Company does not have any independent directors and therefore does not have an audit committee. The full Board of Directors is performing the functions of the audit committee.

Executive Compensation

The following summary compensation table sets forth all compensation paid by us during the fiscal years ended December 31, 2006, 2005 and 2004 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

Summary Compensation Table

		ANNUAL COMPENSATION				LONG-TERM COMPENSATION
						AWARDS	PAYOUTS
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	OTHER ANNUAL COMPENSATION ($)	RESTRICTED STOCK AWARD(S) ($)	SECURITIES UNDERLYING OPTIONS/SARS (#)	LTIP PAYOUTS ($)	ALL OTHER COMPENSATION ($)
Wiliam Weiss(1)	2006	$120,000	0	0	0	--	--	--
Chief Executive Officer, Principal Financial Officer	2005	$120,000	0	0	0	--	--	--
	2004	$120,000	0	0	0	--	--	--

Michael Suleski	2006	$105,000	0	0	0	--	--	--
Vice President, Engineering	2005	$105,000	0	0	0	--	--	--
	2004	$105,000	0	0	0	--	--	--

D. Michael Bridges	2006	$107,800	0	0	0	--	--	--
President	2005	$107,800	0	0	0	--	--
	2004	$107,800	0	0	0	--	--
[Missing Graphic Reference]
(1) As of December 31, 2005, approximately $868,000 is owed to William Weiss for past salaries accrued but not paid.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2005, and the subsequent period up to the date of the filing of this Information Statement.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2005, and the subsequent period up to the date of the filing of this Information Statement.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation Pursuant To Plans

The following table provides information, as of December 31, 2005, about the Company's 1995 Stock Option Plan and 2004 Stock Incentive Plan, the material features of which are described below. Although the 1995 Stock Option Plan expired on March 1, 2005, the options with unexercised terms remain outstanding under such plan and are included in the table below.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,980,842 (1)	$0.31	0 (2)
Equity compensation plans not approved by security holders	100,000 (3)	0	500,000 (4)
Total	3,080,842	0	500,000
_______________
(1) Represents 2,980,842 shares of Common Stock issuable upon the exercise of outstanding options previously granted under the 1995 Stock Option Plan

(2) The 1995 Stock Option Plan expired on March 1, 2005.

(3) Represents 100,000 shares of Common Stock issuable upon the exercise of outstanding options granted under the 2004 Stock Incentive Plan.

(4) Represents 500,000 shares of Common Stock available for future issuance under the 2004 Stock Incentive Plan.

For the fiscal year ended December 31, 2005, and the subsequent period up to the date of the filing of this Information Statement, the Company did not adopt any plans.

2004 Stock Option Plan

In February 2004, the Board of Directors of the Company adopted a stock incentive plan (the "2004 Stock Incentive Plan"). Only consultants and members of the Board of Advisors are eligible to participate in this plan. The 2004 Stock Incentive Plan provides that the aggregate number of shares of common stock for which options may be granted thereunder is 600,000 shares. The 2004 Stock Incentive Plan provides that it shall be administered by a committee (the "Committee") consisting of either the full Board of Directors or a committee consisting of at least two directors.

The Committee has the full power and authority, subject to the provisions of the 2004 Stock Incentive Plan, to designate participants, grant options and determine the terms of all options. The terms of specific options granted under the 2004 Stock Incentive Plan are determined by the Committee. The term of each option is also determined by the Committee, but no option may be exercisable after ten years have elapsed from the date upon which the option is granted. As of December 31, 2005, 100,000 options under the 2004 Stock Incentive Plan were outstanding.

1995 Stock Option Plan

In May 1995, the Company adopted a stock option plan (the "1995 Stock Plan"), pursuant to which officers, directors and employees of the Company and certain other persons conferring benefit upon the Company were eligible to receive stock options. The 1995 Stock Plan terminated on March 1, 2005. All options thereunder outstanding at the time of such termination shall continue in full force and effect according to the terms of the option agreements governing such options. As of December 31, 2005, options to acquire 3,969,222 shares of Common Stock had been granted under the 1995 Stock Plan. At such date, 892,872 options had expired, 95,508 options had been exercised and 2,980,842 options were outstanding.

1993 Stock Option Plan

In March 1993, the Company adopted its 1993 Stock Option Plan (the "1993 Stock Plan") covering 68,912 shares of Common Stock, pursuant to which employees (other than directors) of the Company were eligible to receive stock options. The 1993 Stock Plan expired on February 1, 2003, and all the outstanding options expired in 2005.

There is no other compensation to the Company’s executives pursuant to a stock option plan or any other plans.

Employment Agreements

None. All employment agreements terminated with the change in control.

Compensation of Directors

For the fiscal year ended December 31, 2005, and the subsequent period up to the date of the filing of this Information Statement, the Company did not compensate directors for their services. Directors are reimbursed for travel expenses to Board of Directors meetings.

Designees to Serve As Officers and Directors After Change of Control

Pursuant to the terms of the Exchange Agreement, the individuals listed below have been designated to serve as officers and directors of the Company following the closing of the Share Exchange. The following table sets forth information regarding the members of the Company’s Board of Directors and its executive officers following the Closing Date. The directors listed below will serve until the next annual meeting of the Company’s stockholders.

The directors hold offices for their respective terms and until their successors are duly elected and qualified. Vacancies in the existing Board are filled by a majority vote of the remaining directors. The officers serve at the will of the Board of Directors.

Name	Age	Office

Aidong Yu	47	Chairman, Chief Executive Officer, Chief Financial Officer, Director
Huizhu Xie	54	General Manager, Director
Dekui Wang	53	Vice President, Director

Set forth below is certain information with respect to the designated officers and directors, including their names, principal occupations for the past five years, and their directorships with other corporations.

Aidong Yu, Chairman, Chief Executive Officer, Chief Financial Officer, Director

Mr. Yu founded Dongsheng and has been its Chairman since 2001. Mr. Yu has led the development of Dongsheng into a leading enterprise in the health products industry. Mr. Yu has a deep understanding of the health care industry, and was awarded the honor of “Entrepreneur of Jilin Province” in 2003. In 2004, Mr. Yu was appointed advanced researcher of the Society for International Industry Organization Studies of China. Mr. Yu is also a representative in the National People’s Congress.

Huizhu Xie, General Manager, Director

Ms. Xie has been the General Manager of Dongsheng since 2003, and is responsible for the training of the distribution team and general operations. Ms. Xie has also served as a Director of the Harbin Wang Gang Hospital for 10 years, and has an extensive background in the health care and health products industry. Ms. Xie received her bachelor’s degree from Harbin Medical University.

Dekui Wang, Vice President, Director

Mr. Wang has been the Secretary and Assistant General Manager of Dongsheng since October 2005. Prior to joining Dongsheng, Mr. Wang served as Assistant to the General Manager at Jilin Huana Investment Company, as Manager at Jilin City Senxin Decoration Company, as Deputy Director General at Jilin City Longtan District Bureau of Quality and Technical Supervision, and as Deputy Director at the Jilin City Bureau of Standards.

Executive Compensation

The following summary compensation table sets forth all compensation paid by Dongsheng during the fiscal years ended December 31, 2006, 2005 and 2004 in all capacities for the accounts of Dongsheng’s executives:

Summary Compensation Table

		ANNUAL COMPENSATION				LONG-TERM COMPENSATION
						AWARDS	PAYOUTS
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	OTHER ANNUAL COMPENSATION ($)	RESTRICTED STOCK AWARD(S) ($)	SECURITIES UNDERLYING OPTIONS/SARS (#)	LTIP PAYOUTS ($)	ALL OTHER COMPENSATION ($)
Aidong Yu	2006	$50,000	0	0	0	--	--	--
Chairmanief Executive Officer,	2005	$37,500	0	0	0	--	--	--
Principal Financial Officer	2004	$25,000	0	0	0	--	--	--

Huizhu Xie	2006	$30,000	0	0	0	--	--	--
General Manager	2005	$22,500	0	0	0	--	--	--
	2004	$15,000	0	0	0	--	--	--

Dekui Wang	2006	$30,000	0	0	0	--	--	--
Vice President	2005	$22,500	0	0	0	--	--
	2004	$15,000	0	0	0	--	--

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2005, and the subsequent period up to the date of the filing of this Information Statement.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2005, and the subsequent period up to the date of the filing of this Information Statement.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation Pursuant To Plans

For the fiscal year ended December 31, 2005, and the subsequent period up to the date of the filing of this Information Statement, Dongsheng did not adopt any plans, and therefore there is no compensation to the Dongsheng executives pursuant to a stock option plan or any other plans.

Employment Agreements

None.

Board of Directors Composition and Committees

Immediately following the Share Exchange, the Company’s Board of Directors is comprised of three directors: Aidong Yu, Huizhu Xie and Dekui Wang.

Audit Committee Financial Expert

Within 90 days of the closing of the Share Exchange, the Company will appoint an independent director to serve on the Company’s Audit Committee as an audit committee financial expert. This person shall be independent, as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

Director Compensation

Following the Share Exchange, the Company may compensate non-management directors through the issuance of stock awards including, without limitation, stock options, restricted stock awards, stock grants and/or stock appreciation rights. The Company intends to make such awards pursuant to a stock option plan or employee incentive plan to be approved by the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None.

DESCRIPTION OF SECURITIES

Our authorized common stock consists of 30,000,000 shares, par value $0.01 per share. On November 6, 2006, prior to the Reverse Merger closing, we had 8,196,523 shares of common stock issued and outstanding and entitled to vote at a meeting of our stockholders. Subsequent to the Reverse Merger closing we had 30,000,000 shares of common stock issued and outstanding. We have designated 3,649,543 shares as Series A Preferred Stock, of which all shares are issued and outstanding and entitled to vote, and 1,762,472 shares as Series B Convertible Preferred Stock, of which 1,762,472 shares are issued and outstanding and entitled to vote.

Since the Company has issued all of its authorized shares, it intends to take whatever steps are necessary to increase its authorized shares of common stock to 1,000,000,000 shares so that the holders of Series B Preferred Stock can convert such shares to common stock.

As a result of the Reverse Merger, ASI’s Shareholders became our majority shareholders.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including voting rights, of the holders of Common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of the Common Stock.

We currently have two designations of preferred stock, which entitle the holders to certain special rights which are enumerated below.

Series A Preferred Stock

Each share of Series A Preferred Stock entitles the holder thereof to one vote for each share of common stock into which Series B Preferred Stock could be converted.

Series B Convertible Preferred Stock

Each share of Series B Convertible Preferred Stock is convertible into five hundred (500) shares of common stock and entitles the holder thereof to one vote for each share of common stock into which Series B Convertible Preferred Stock could be converted. The Series B Convertible Preferred Stock designation also provides a “Ratchet Provision”, whereby in the event the Company, shall, at any time after the Closing, issue any additional shares of common stock, then the conversion rate for the Series B Convertible Preferred Stock will be adjusted so that the number of shares of Common Stock issuable upon such conversion of the Series B Stock shall be increased in proportion to such increase in outstanding shares of Common Stock.

Additional preferred shares may be designated and issued in the future by the board without further stockholder approval and for such purposes as the board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common and preferred shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a “poison pill.”

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently traded on the OTC Bulletin Board under the symbol “PCLP”. Following the Reverse Merger, the combined Company will continue to be traded on the OTC Bulletin Board, but the Company will request a new symbol.

The following table sets forth the range of high and low bid quotations for each quarter within the last two fiscal years, and the interim periods up to this report. These quotations as reported by the OTC Bulletin Board reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

	Closing Bid
YEAR 2004	High Bid	Low Bid
1st Quarter Ended March 31	$0.10	$0.04
2nd Quarter Ended June 30	$0.18	$0.09
3rd Quarter Ended September 31	$0.12	$0.06
4th Quarter Ended December 31	$0.14	$0.07

YEAR 2005	High Bid	Low Bid
1st Quarter Ended March 31	$0.14	$0.04
2nd Quarter Ended June 30	$0.07	$0.05
3rd Quarter Ended September 31	$0.08	$0.04
4th Quarter Ended December 31	$0.06	$0.03

YEAR 2006	High Bid	Low Bid
1st Quarter Ended March 31	$0.05	$0.03
2nd Quarter Ended June 30	$0.05	$0.04
3rd Quarter Ended September 31	$0.05	$0.03
Period ended November 6, 2006	$0.03	$0.03

Holders

As of November 6, 2006, prior to the Closing, in accordance with our transfer agent records, we had 108 shareholders of record, holding 8,196,523 shares of our common stock.

Dividends

Historically, we have not paid dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

LEGAL PROCEEDINGS

In 2004, PCLP commenced a lawsuit against Lumtron Technology, Inc., one of the largest customers of the prior business, in the New Jersey Superior Court for breach of contract and payment of delinquent accounts receivable approximating $93,000. The matter was subsequently referred to binding arbitration where PCLP was awarded damages of $93,189.55 plus legal fees, which have not yet been determined. The Company has set up what it believes is an adequate bad debt reserve to cover this dispute.

Except as set forth above, the Company, nor is any of its subsidiaries a party to any material pending legal proceedings.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 of this Current Report, which is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7)Delaware General Corporation Law, provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our bylaws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

Item 3.02	Unregistered Sales of Equity Securities.

Our authorized common stock consists of 30,000,000 shares, par value $0.01 per share. On November 6, 2006, prior to the Reverse Merger closing, we had 8,196,523 shares of common stock issued and outstanding and entitled to vote at a meeting of our stockholders. Subsequent to the Reverse Merger closing we had 30,000,000 shares of common stock issued and outstanding. We have designated 3,649,543 shares as Series A Preferred Stock, of which all shares are issued and outstanding and entitled to vote, and 1,762,472 shares as Series B Convertible Preferred Stock, of which 1,762,472 shares are issued and outstanding and entitled to vote.

Name	Common Stock	Series B Convertible Preferred Stock
Warner Technology & Investment Corp. (1)	1,361,991	110,096
Huakang Zhou (1)	17,671,717	1428,484
Sanyu Jin	147,537	11,926
Dehou Wang	147,537	11,926
Yufeng Hu	441,884	35,719
American Union Securities (2)	441,884	35,719
Xiaojin Wang	625760	50,583
John Leo	147,537	11,926
Strategic Alliance Fund, LP(3)	817,630	66,093
___________________
(1) Huakang Zhou is the President of Warner Technology & Investment Corp. and has the sole voting and investment control over these shares.
(2) John C. Leo is the President of American Union Securities and has the sole voting and investment control over these shares.
(3) Steven Dresner and John C. Leo are the Managing Partners of Strategic Alliance Fund, LP and have voting and investment control over these shares.

Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above investors were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above holders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Item 3.03    Material Modification of Rights of Security Holders.

On November 6, 2006, pursuant to our articles of incorporation and Section 151(g) of the Delaware General Business Corporation Act, we designated a class of preferred shares as Series B Convertible Preferred Stock whereby each share of Series B Preferred Stock is convertible into five hundred (500) shares of common stock, entitles the holder thereof to one vote for each share of common stock into which Series B Convertible Preferred Stock could be converted, and carries all the same other rights as common stock. On November 9, 2006, we filed with the Delaware Secretary of State the amendment to our articles of incorporation regarding the designation.

Item 5.01   Changes in Control of Registrant.

As explained in Item 1.01 and Item 2.01, which are incorporated herein by reference, on November 9, 2006, we issued 21,803,477 shares of our common stock and 1,762,472 shares of our Series B Convertible Preferred Stock, of which each share converts into five hundred (500) shares of common stock, to the ASI Shareholders in exchange for all the outstanding stock of ASI. After such issuance, the shareholders of ASI owned 98.7% of our issued and outstanding shares.

Effective on the Closing Date, our Board of Directors and executive officers, William Weiss, Chief Executive Officer, Principal Financial Officer and Director, D. Michael Bridges, Vice President Engineering, Secretary and Director, and Michael Suleski, President, Director, shall simultaneously resign from the Board of Directors and as an executive officer and appoint the following officers and directors of PCLP:

Name	Office

Aidong Yu	Chairman, Chief Executive Officer, Chief Financial Officer, Director
Huizhu Xie	General Manager, Director
Dekui Wang	Vice President, Director

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse merger,” since the former stockholders of ASI own a majority of the outstanding shares of the Company’s Common Stock immediately following the Share Exchange. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to the Company’s knowledge, no other arrangements exist that might result in a change of control in the future. As a result of the issuance of the 21,803,477 shares of Common Stock and 1,762,472 shares of the Series B Convertible Preferred Stock, and change in the majority of the Company’s directors, a change in control occurred on the date of the consummation of the Share Exchange. As of the time immediately following the closing, the Company continued to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon closing of the Share Exchange on November 6, 2006, the Company’s current directors and officers, William Weiss, Chairman, Chief Executive Officer and Principal Financial Officer, D. Michael Bridges, Director, and Michael Suleski, Director, resigned.

Also upon closing of the Share Exchange on November 6, 2006, the following people were appointed as officers and directors of us:

Name	Office

Aidong Yu	Chairman, Chief Executive Officer and Chief Financial Officer
Huizhu Xie	General Manager and Director
Dekui Wang	Vice President and Director

Item 9.01   Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Audited Financial Statements of American Sunrise International, Inc. and its wholly-owned operating subsidiary Jilin Dongsheng Weiye Science and Technology Co., Ltd., wholly-owned subsidiaries of the Registrant are attached below.

(b)	Pro Forma Financial Information.

    Unaudited pro forma financial statements of Paperclip Software, Inc. and subsidiaries are attached below following the audited financial statements referenced above.

(c)	Shell Company Transactions.

Please see subsections (a) and (b) of this Item 9.01 and Exhibit 99.1.

(d)	Exhibits.

Exhibit No.	Title of Document
2.1	Stock Purchase and Share Exchange Agreement dated November 6, 2006 between PCLP, ASI, ASI Shareholders and Dongsheng

2.2	Amendment to Stock Purchase and Share Exchange Agreement dated November 9, 2006 between PCLP, ASI, ASI Shareholders and Dongsheng

3.1	Designation of Series B Convertible Preferred Stock and Amendment to Certificate of Incorporation

10.1	Entrusted Management Agreement

10.2	Share Pledge

10.3	Proxy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPERCLIP SOFTWARE, INC.

Date: November 9, 2006	By:	/s/ Aidong Yu
Name: Aidong Yu
Title: Chief Executive Officer Chief Financial Officer

JILIN DONGSHENG WEIYE SCIENCE & TECHNOLOGY DEVELOPMENT CO., LTD
FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2006 AND 2005

JILIN DONGSHENG WEIYE SCIENCE & TECHNOLOGY

DEVELOPMENT CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Owners of
Jilin Dongsheng Weiye Science & Technology Development Co., Ltd. Jilin, PRC

We have audited the accompanying balance sheets of Jilin Dongsheng Weiye Science & Technology Development Co., Ltd as of June 30, 2006 and 2005 and the related statements of income, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jilin Dongsheng Weiye Science & Technology Development Co., Ltd, as of June 30, 2006 and 2005 and the results of its operations, changes in shareholders’ equity, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Bagell Josephs, Levine & Company, LLC

Bagell Josephs, Levine & Company, LLC Gibbsboro, New Jersey

August 31, 2006

1

JILIN DONGSHENG WEIYE SCIENCE & TECHNOLOGY DEVELOPMENT CO., LTD.

BALANCE SHEETS
JUNE 30,

ASSETS

Current assets:	2006	2005
Cash and cash equivalents	$30,801	$601,657
Accounts receivable	6,204	5,994
Inventory	57,179	64,464
Advances to suppliers	3,897,563	44,403
Total Current Assets	3,991,747	716,518

Property and equipment, net of accumulated depreciation of
$111,034 and $20,282, respectively	4,278,053	260,764

Other assets:
Deposit on land	2,626,872	1,449,888
Construction in progress	6,397,558	-
Total Other Assets	9,024,430	1,449,888

Total Assets	$17,294,230	$2,427,170

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Unearned revenue	$-	$981
Taxes payable	7,756,459	917,823
Accrued expenses and other payables	297,845	325,729
Total Current Liabilities	8,054,304	1,244,533

Commitments and Contingencies

Shareholders' Equity
Capital	1,245,460	60,405
Accumulated other comprehensive income	110,746	15
Retained earnings - appropriated	1,189,106	159,069
Retained earnings - unappropriated	6,694,614	963,148
Total Shareholders' Equity	9,239,926	1,182,637

Total Liabilities and Shareholders' Equity	$17,294,230	$2,427,170

2

3

JILIN DONGSHENG WEIYE SCIENCE & TECHNOLOGY DEVELOPMENT CO., LTD.

STATEMENTS OF INCOME

FOR THE YEARS ENDED JUNE 30,

	2006	2005
Revenues	$19,783,912	$2,989,414

Cost of Goods Sold	8,891,958	1,306,987

Gross Profit	10,891,954	1,682,427

Operating Expenses
Selling, general and administrative	1,083,029	127,021

Income before other Income and (Expenses)	9,808,925	1,555,406

Other Income and (Expenses)
Other income	300,645	36,432
Interest expense	(16,662)	(2,248)
Total other income and (expenses)	283,983	34,184

Income Before Income Taxes	10,092,908	1,589,590

Provision for Income Taxes	3,331,405	526,383

Net Income	$6,761,503	$1,063,207

Basic and diluted income per common share	$3.12	$2.13

Weighted average number of common shares	2,165,753	500,000

4

JILIN DONGSHENG WEIYE SCIENCE & TECHNOLOGY DEVELOPMENT CO., LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2006 AND 2005

		Accumulated Other	Retained	Retained
		Comprehensive	Earnings	Earnings	Comprehensive
	Capital	Income	(Appropriated)	(Unappropriated)	Income	Total

Balance - June 30, 2004	$ 60,405	$ 9	-	$ 59,010		$ 119,424

Comprehensive income
Net income for the year			159,069	904,138	1,063,207	1,063,207
Other Comprehensive income, net of tax
Foreign currency translation adjustment		6			6	6
Comprehensive income					1,063,213

Balance - June 30, 2005	60,405	15	159,069	963,148		1,182,637

Additional capital contributed	1,185,055	-	-	-		1,185,055

Comprehensive income
Net income for the year			1,030,037	5,731,466	6,761,503	6,761,503
Other Comprehensive income, net of tax
Foreign currency translation adjustment		110,731			110,731	110,731
Comprehensive income					6,872,234

Balance - June 30, 2006	$1,245,460	$110,746	$1,189,106	$6,694,614		$9,239,926

5

Cash Flows From Investing Activities:
Deposit made for the land use right	(1,176,984)	(1,449,888)
Purchase of property and equipment	(4,098,120)	(279,548)
(Additions) to construction in process	(6,397,558)	-

Cash (used in) investing activities	(11,672,662)	(1,729,436)

Cash Flows From Financing Activities
Proceeds from additional capital contributed	1,185,056	-

Cash provided by financing activities	1,185,056	-

Effect of exchange rate changes on cash and cash equivalents	101,524	9

Increase (decrease) in cash and cash equivalents	(570,856)	416,573

Cash and Cash Equivalents - Beginning of year	601,657	185,084

Cash and Cash Equivalents - Ending of year	$30,801	$601,657

Supplemental disclosures of cash flow information:

Interest paid	$16,662	$2,248
Income taxes paid	$-	$-

6

JILIN DONGSHENG WEIYE SCIENCE & TECHNOLOGY

DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

1.  DESCRIPTION OF THE COMPANY

Jilin Dongsheng Weiye Science & Technology Development Co., Ltd. (the “Company”) was incorporated in People’s Republic of China (the “PRC” or “China”) on August 16, 2002.

The Company is primarily engaged in the manufacturing and marketing of nutritional supplements, beauty care products and other alternative health care products through direct sale method. The Company operates its business primarily in the PRC with its headquarter in Jilin city, Jilin province.

2.  BASIS OF PREPARATION

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivables

Accounts receivables are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts. The allowance is calculated based upon the evaluation and the level of past due accounts and the relationship with and the economic status of the customers. Based on this assessment, the Company considers all its accounts receivables fully collectible and no allowance for doubtful accounts was provided for the year ended June 30, 2006 and 2005.

7

JILIN DONGSHENG WEIYE SCIENCE & TECHNOLOGY

DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

Inventories

Inventories are valued at the lower of cost or market. Cost is determined on a first-in first-out basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized. Depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

Buildings and improvements 40 years
Machinery, equipment and automobiles 5-10 years

Income taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Revenue recognition

The Company utilizes the accrual method of accounting. Revenue is recognized upon shipment of product, at which title of goods has been transferred to the buyer and collection is reasonably assured.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC. Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political,

8

JILIN DONGSHENG WEIYE SCIENCE & TECHNOLOGY

DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments legal environments and foreign currency exchange.

The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Fair value of financial instruments

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, other receivables, accounts payable, accrued expenses, taxes payable, notes payable and other loans payable approximate fair value due to the short-term nature of these items. The carrying amounts of bank borrowings approximate the fair value based on the Company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

The Company’s management opines that the Company is not exposed to significant interest, price, foreign currency or credit risks arising from these financial instruments.

Foreign currency translation

The Company’s functional currency is the Renminbi (“RMB”). Foreign currency transactions are translated at the applicable rates of exchange in effect at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. Revenues and expenses are translated at the average exchange rates in effect during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of owners' equity as "Accumulated Other Comprehensive Income". Gains and losses resulting from foreign currency translations are included in Accumulated Other Comprehensive Income.

Earnings per share

Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted

9

JILIN DONGSHENG WEIYE SCIENCE & TECHNOLOGY

DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no common stock equivalents available in the computation of earnings per share at June 30, 2006 and 2005.

New accounting pronouncements

Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities ("VIE")" ("FIN 46"), was issued in January 2003. FIN 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the entity. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. In December 2003, the Financial Accounting Standards Board ("FASB") completed deliberations on proposed modifications to FIN 46 and re-issued FIN 46 ("Revised Interpretation") resulting in multiple effective dates based on the nature as well as the creation date of the VIE. VIEs created after January 31, 2003 but prior to January 1, 2004 may be accounted for either based on the original interpretation or the Revised Interpretation. The adoption of these interpretations had no impact on the Company's results of operation or financial position.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004) "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R addresses all forms of share-based payment ("SBP") awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. SFAS No.1 23R will require the Company to expense SBP awards with compensation cost for SBP transactions measured at fair value. On March 29, 2005, the SEC issued Staff Accounting Bulletin (SAB) 107 which expresses the views of the SEC regarding the interaction between SFAS No. 123R and certain SEC rules and regulations and provides the SEC's views regarding the valuation of share-based payment arrangements for public companies. In April 2005, the SEC issued a release which amends the compliance dates for SFAS No. 123R. We do not expect the adoption of SFAS No. 123R and SAB 107 to have a material impact on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections". SFAS No. 154 replaces APB Opinion No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. We do not expect the adoption of SFAS No. 154 to have any impact on the Company's financial statements.

10

JILIN DONGSHENG WEIYE SCIENCE & TECHNOLOGY

DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (FAS) No. 155, Accounting for Certain Hybrid Financial Instruments. FAS No. 155 replaces FAS No. 133 Accounting for Derivative Instruments and Hedging Activities, and FAS No. 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. FAS No. 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This statement will be effective for all financial instruments acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. The Company is currently analyzing whether this new standard will have impact on its financial position and results of operations.

4.  INVENTORIES

	For the Years Ended June 30,
		2006	2005
Raw Materials	$	- 0 -	$10,192
Finished Goods		57,179	54,272
Total		$57,179	$64,464

No allowance for inventories was made for the years ended June 30, 2006 and 2005.

5.  PROPERTY AND EQUIPMENT, NET

	For the years ended June 30,
	2006	2005
Machinery & Equipment	$232,878	$205,135
Office Furniture	82,309	75,911
Buildings and Improvement	4,073,900	- 0 -
Total	4,389,087	281,046
Less: Accumulated Depreciation	(111,034)	(20,282)
Property & Equipment, net	$4,278,053	$260,764

11

JILIN DONGSHENG WEIYE SCIENCE & TECHNOLOGY

DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

Depreciation expenses for the years ended June 30, 2006 and 2005 were $90,037 and $20,080, respectively.

6. ADVANCES TO SUPPLIERS

Advance to suppliers represent the payments made and recorded in advance for goods and services ordered. Advances were also made for the purchase of the land, materials and equipments for the construction of the Company’s new manufacturing plant.

The delivery of the goods and services for advanced payments are generally within one year. The detailed breakdowns of the Company’s advances to suppliers are as follows for the years ended June 30:

	2006	2005
Advance for machinery & equipment	$3,85,836		$44,403
Other Advances	$37,727	$	- 0 -
Total Advances to Suppliers	$3,897,563		$44,403

7.  DEPOSIT ON LAND

The Company signed an agreement with the Land Committee of Jilin City Hi-Tech Zone in June 2005 to purchase the land use right for a new plant site. The payments made by the Company accumulated at $2,626,872 and $1,449,888 for the years ended June 30, 2006 and 2005, respectively.

As of June 30, 2006, the Company has not received the official Certificate of Approval for the land use right from the local government. The payments made on purchase of land use right were recorded as deposit on land and no amortization on land use right will be booked until the official approval is received.

8.  CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction or acquisition and design fees incurred for the Company’s new plant and equipment. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is

12

JILIN DONGSHENG WEIYE SCIENCE & TECHNOLOGY

DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

provided until it is completed and reclassified to the appropriate category of property, plant and equipment for its intended use. For the year ended June 30, 2006, the costs involved with construction in progress totaled $6,397,558. There was no cost associated with construction in progress for the year ended June 30, 2005.

9.  INCOME TAXES

The Company is governed by the Income Tax Law of the People’s Republic of China concerning the private-run enterprises, which are subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax) on its taxable income.

The provisions for income taxes for the years ended June 30, 2006 and 2005 are as follows:

PRC only:	2006	2005
Current	$3,331,405	$526,383
Deferred	- 0 -	- 0 -
Total	$3,331,405	$526,383

There is a tax payable of $7,756,459 accrued in the Company’s book as of June 30, 2006, including the income tax liability as well as the value-added tax (“VAT”) liability. Although the likelihood of paying those taxes is unclear, due to the ambiguity of the local tax law concerning the industry, the Company has not reserved the fund to pay the taxes when they become due.

10.  CAPITAL

The Company’s total registered capital is 10,000,000 RMB, of which, total 50,000 RMB was contributed during the year ended June 30, 2005 and the remaining 9,500,000 RMB was contributed during the year ended June 30, 2006. The amounts equal to US$1,245,460 and US$60,405 at June 30, 2006 and 2005, respectively. The industry practice in PRC does not require the issuance of stock certificates to the shareholders, not a third party transfer agent to maintain the records. The Company designates one (1) common share for each RMB contributed for the purpose of financial reporting. Accordingly, there were total 10,000,000 shares and 50,000 shares outstanding for the years ended June 30, 2006 and 2005, respectively
13

JILIN DONGSHENG WEIYE SCIENCE & TECHNOLOGY

DEVELOPMENT CO., LTD

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

11.  PROFIT APPROPRIATIONS

Pursuant to the laws of People’s Republic of China, the Company is required to maintain certain statutory reserves by appropriating from its after-tax profit before declaration or payment of dividends. The reserves, which include a general reserve fund and a common welfare fund, form part of the equity of the Company. The general reserve fund requires annual appropriations of at least 10% of after-tax profit (as determined under PRC GAAP); the common welfare fund appropriations are at the Company’s discretion. The appropriation to statutory reserve ceases when the balances of the reserve reach 50% of the registered capital of the Company.

12.  COMMITMENTS AND CONTINGENCIES

The Chinese market in which the Company operates poses certain macro-economic and regulatory risks and uncertainties. These uncertainties extend to the ability of the Company to operate a direct-sale business, and to market its products, in the People’s Republic of China. Though the People’s Republic of China has, since 1978, implemented a wide range of market-oriented economic reforms, continued reforms and progress towards a full market-oriented economy are uncertain. Some restrictions are currently in place or are unclear in the nutritional supplement industry. The Company’s legal structure and scope of operations could be subjected to restrictions that could result in severe limits to the Company’s ability to conduct business in China.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of China. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

13.  SUBSEQUENT EVENT

On July 31, 2006, the Company signed an agreement with American Sunrise International Group Inc., a Delaware Corporation, whereby American Sunrise agrees to purchase all of the net assets of the Company for US$1,250,000. Due to this change of ownership, the Company has filed a petition with Chinese authority to be recognized as a wholly foreign-invested entity, which shall be eligible for exempt and/or reduction of income tax. The petition was subsequently approved and an official Certificate of Approval was issued to the Company on August 3, 2006.

The Company anticipates being a part of a reverse merger in the third quarter of 2006 and becoming a publicly traded company.

14

PAPERCLIP SOFTWARE, INC., AND SUBSIDIARIES
UNUADITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
JUNE 30, 2006

PAPERCLIP SOFTWARE, INC., AND SUBSIDIARIES

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

PAGE(S)
Introduction to Unaudited Pro Forma Condensed Consolidated
Financial Statements	1

Balance Sheet- June 30, 2006 (Unaudited	2

Statement of Operations for the six months ended
June 30, 2006 (Unaudited	3

Statement of Income for the year ended December 31, 2005(Unaudited)	4

Notes to Financial Statements(Unaudited)	5

PAPERCLIP SOFTWARE, INC. AND SUBSIDIARIES
INTRODUCTION TO UNAUDITIED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

On November 6, 2006, Paperclip Software, Inc., (“The Company”) signed a Share Exchange Agreement with American Sunrise International Group, Inc. (“ASI”), a Delaware Corporation, which is the parent to Jilin Dongsheng Weiye Science & Technology Development Co., Ltd., a company organized under the laws of the People’s Republic of China (the “PRC”), whereby, Paperclip Software, Inc., agreed to acquire 100% of the issued and outstanding capital stock of ASI by issuing 18,153,934 shares of its authorized but unissued Common Stock and 1,762,472 shares of its Series B convertible Preferred Stock. The original 3,649,543 outstanding shares of the Company’s Series A Preferred Stock have also been converted to shares of common stock at 1 to 1 ratio prior to closing.

The acquisition will be accounted for under the purchase method of accounting as there has been a change in control of the Company. Accordingly, American Sunrise International Group, Inc and Subsidiaries will be treated as the continuing entity for accounting purposes.

The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 has been presented with consolidated subsidiaries at June 30, 2006. The unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2006 and the condensed consolidated statement of income for the year ended December 31, 2005 have been presented as if the acquisition had occurred January 1, 2005.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

1

PAPERCLIP SOFTWARE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2006

ASSETS
		American
	Paperclip	Sunrise			(1)
	Software,	International			Pro
	Inc.	Group, Inc.	Note	Adjustments	Forma
Current Assets
Cash and cash equivalents	$154,041	$30,801	A	(154,041)	$30,801
Accounts Receivable	173,571	6,204	A	(173,571)	6,204
Inventory	-	57,179			57,179
Advances to suppliers	-	3,897,563			3,897,563
Prepaid expense & other current assets	4,028	-	A	(4,028)	-

Total current assets	331,640	3,991,747			3,991,747

Property and Equipment, Net	41,168	4,278,053	A	(41,168)	4,278,053

Other Assets
Construction in progress	-	6,397,558			6,397,558
Deposit on land	-	2,626,872			2,626,872
Other assets	8,506	-	A	(8,506)	-

Total other assets	8,506	9,024,430			9,024,430

TOTAL ASSETS	$381,314	$17,294,230			$17,294,230

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilites
Accounts payable & accrued expenses	$456,033	$297,845	A	(456,033)	$297,845
Unearned revenue	399,700	-	A	(399,700)	-
Taxes payable	13,500	7,756,459	A	(13,500)	7,756,459
Note payable - current	129,691	-	A	(129,691)	-

Total current liabilities	998,924	8,054,304			8,054,304

Long-Term Liabilities
Accrued Compensation - related party	888,672	-	A	(888,672)	-

Total long-term liabilities	888,672	-			-

TOTAL LIABILITIES	1,887,596	8,054,304			8,054,304

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, Convertible Series B, $0.01 par value, 10,000,000
authorized, 1,762,472 shares issued and outstanding	-	-	A	17,625	17,625
Commom stock, $0.01 par value, 30,000,000 shares authorized,
30,000,000 shared issued and outstanding	81,965	-	A	218,035	300,000
Additional paid-in capital	19,450,318	1,245,457	A	(19,767,940)	927,835
Accumulated other comprehensive income	-	110,746			110,746
Deficit accumulated during development stage	(21,075,060)	-	A	21,075,060	-
Retained earnings	-	7,883,720			7,883,720

Total stockholders' equity (deficit)	(1,542,777)	9,239,923			9,239,926

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$344,819	$17,294,227			$17,294,230

(1) Represents reverse merger showing American Sunrise International, Inc. only

2

PAPERCLIP SOFTWARE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006

		American Sunrise
	Paperclip	International			Pro
	Software, Inc.	Group, Inc.	Note	Adjustments	Forma

REVENUES	$791,426	$9,891,956	A	$(791,426)	$9,891,956

COST OF GOODS SOLD	-	4,445,979			4,445,979

GROSS PROFIT	791,426	5,445,977			5,445,977

OPERATING EXPENSES
Research and development expenses	260,450	-	A	(260,450)	-
Selling, general and adminstrative expenses	674,893	541,514	A	(674,893)	541,514
Total operating expenses	935,343	541,514			541,514

NET INCOME (LOSS) FROM OPERATIONS	(143,917)	4,904,463			4,904,463

OTHER INCOME (EXPENSE)
Interest income	2,979	-	A	(2,979)	-
Interest expense	(29,643)	(8,331)	A	29,643	(8,331)
Settlement of loan payable, net	41,529	-	A	(41,529)	-
Other income	-	150,322			150,322
Total other income (expense)	14,865	141,991			141,991

NET INCOME (LOSS) FROM OPEATIONS	(129,052)	5,046,454			5,046,454

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES
Provision for income taxes	-	1,665,702			1,665,702

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(129,052)	$3,380,752			$3,380,752

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$(0.02)	$112.69

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES	8,196,521	30,000

See the accompanying notes to unaudited pro forma condensed financial statements.

3

PAPERCLIP SOFTWARE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2005

		American Sunrise
	Paperclip	International			Pro
	Software, Inc.	Group, Inc.	Note	Adjustments	Forma

REVENUES	$1,739,394	$11,386,663	A	$(1,739,394)	$11,386,663

COST OF GOODS SOLD	-	5,099,472			5,099,472

GROSS PROFIT	1,739,394	6,287,191			6,287,191

OPERATING EXPENSES
Research and development expenses	502,979	-	A	(502,979)	-
Selling, general and adminstrative expenses	1,396,878	605,024	A	(1,396,878)	605,024
Total operating expenses	1,899,857	605,024			605,024

NET INCOME (LOSS) FROM OPERATIONS	(160,463)	5,682,167			5,682,167

OTHER INCOME (EXPENSE)
Interest income	1,032	-	A	(1,032)	-
Interest expense	(59,186)	(9,455)	A	59,186	(9,455)
extinguishment of accounts payable	35,090	-	A	(35,090)	-
Other income	-	168,538			168,538
Total other income (expense)	(23,064)	159,083			159,083

NET INCOME (LOSS) FROM OPEATIONS	(183,527)	5,841,250			5,841,250

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES
Provision for income taxes	-	1,928,893			1,928,893

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(183,527)	$3,912,357			$3,912,357

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$(0.02)	$130.41

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES	8,196,521	30,000

4

PAPERCLIP SOFTWARE, INC., AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 and the unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2006 and the condensed consolidated statement of income for the year ended December 31, 2005, to reflect the proposed combination of Paperclip Software, Inc., and American Sunrise International Group, Inc.

A.	To record the issuance of stock and recapitalization of the Company.

5